Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-42915 of A.T. Cross Company on Form S-8 of our report, dated May 5, 2000, appearing in the Annual Report on Form 11-K of A.T. Cross Company Defined Contribution Retirement Plan for the years ended December 31, 1999 and 1998.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 21, 2000